     Filed with the Securities and Exchange Commission on January 19, 2001
                                                     Registration No. __________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           Mattson Technology, Inc.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Delaware                                 77-0208119
       (State or other jurisdiction         (I.R.S. employer identification no.)
     of incorporation or organization)

                            3550 West Warren Avenue
                           Fremont, California 94538
             (Address of principal executive offices)  (Zip code)

                           Mattson Technology, Inc.
                 Amended and Restated 1989 Stock Option Plan;
                Mattson Technology, Inc. 1994  Employee Stock
                     Purchase Plan; and Individual Option
                       Agreements Granted Under the CFM
                 Technologies, Inc. Amended and Restated 1992
                         Employee Stock Option Plan;
                   Amended and Restated 1995 Incentive Plan;
        Amended and Restated Non-employee Directors' Stock Option Plan;
      and Non-Plan Stock Options and Assumed by Mattson Technology, Inc.
            -------------------------------------------------------
                           (Full title of the plan)


                                Ludger Viefhues
        Vice President, Finance, Chief Financial Officer and Secretary
                           Mattson Technology, Inc.
                            3550 West Warren Avenue
                           Fremont, California 94538
            -------------------------------------------------------
                    (Name and address of agent for service)


Telephone number, including area code, of agent for service:  (510) 657-5900

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
     Title of                               Proposed maximum     Proposed maximum
 Securities to be      Amount to be        offering price per   aggregate offering        Amount of
   registered1          registered               share2               price2          registration fee
------------------------------------------------------------------------------------------------------
Amended and Restated 1989 Stock Option Plan
-------------------------------------------
Common Stock                  2,100,000      $11.562            $24,280,200
Par Value $0.001

1994 Employee Stock Purchase Plan
---------------------------------
Common Stock                    250,000      $ 9.8277           $ 2,456,925
Par Value $0.001

Assumed Options: CFM Technologies Amended and Restated 1992 Employee Stock Option Plan
--------------------------------------------------------------------------------------
Common Stock                    247,566      $13.1670            $ 3,259,701
Par Value $0.001

Assumed Options: CFM Technologies Amended and Restated 1995 Incentive Plan
--------------------------------------------------------------------------
Common Stock                    640,905      $20.6029            $13,204,501
Par Value $0.001

Assumed Options: CFM Technologies Amended and Restated Non-Employee Director's Plan
-----------------------------------------------------------------------------------
Common Stock                     18,594      $45.3548            $   843,327
Par Value $0.001

Assumed Options: CFM Technologies Non-Plan Stock Options
--------------------------------------------------------
Common Stock                     20,850      $ 8.8101            $   183,691
Par Value $0.001

TOTALS                        3,277,915                          $44,228,345        $11,057
------------------------------------------------------------------------------------------------------


/1/  The securities to be registered include options to acquire such Common
Stock.

/2/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price of the assumed options is computed on the basis of the weighted average exercise price of the assumed options. As to shares issuable under the Mattson Technology, Inc. Amended and Restated 1989 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on January 11, 2001 as reported on the Nasdaq National Market. The 1994 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on January 11, 2001, as reported on the Nasdaq National Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          Mattson Technology, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (File No. 000-24838).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich LLP ("GCWF"). As of January 16, 2001, certain attorneys of GCWF owned 5,000 shares of the Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Inapplicable.

Item 8.   Exhibits
------    --------

          See Exhibit Index.

Item 9.   Undertakings
------    ------------

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 18, 2001.


                                    MATTSON TECHNOLOGY, INC.




                                    By: /s/ Ludger Viefhues
                                       ----------------------------------------
                                       Ludger Viefhues
                                       Vice President, Finance, Chief Financial
                                       Officer and Secretary

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

     The officers and directors of Mattson Technology, Inc. whose signatures appear below, hereby constitute and appoint Brad Mattson and Ludger Viefhues, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                           Title                               Date
-----------------------------------------------------------------------------------------------
/s/ Brad Mattson                   Vice Chairman, Chief Executive            January 17, 2001
---------------------------------  Officer and Director  (Principal and
Brad Mattson                       Executive Officer)


/s/ Kenneth Kannappan              Director                                  January 17, 2001
---------------------------------
Kenneth Kannappan

/s/ Kenneth G. Smith               Director                                  January 18, 2001
---------------------------------
Kenneth G. Smith

/s/ Dr. Hans-Georg Betz            Director                                  January 19, 2001
---------------------------------
Dr. Hans-Georg Betz

/s/ Shigeru Nakayama               Director                                  January 18, 2001
---------------------------------
Shigeru Nakayama

/s/ Dr. Jochen Melchoir            Chairman and Director                     January 19, 2001
---------------------------------
Dr. Jochen Melchoir

/s/ James J. Kim                   Director                                  January 19, 2001
---------------------------------
James J. Kim

/s/ Ludger Viefhues                Vice President, Finance,                  January 17, 2001
---------------------------------  Chief Financial Officer,
Ludger Viefhues                    and Secretary (Principal Financial
                                   and Accounting Officer)


                                 EXHIBIT INDEX

     4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59859)

     4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 31, 1997 (File No. 333-39129)

     4.3 Agreement and Plan of Merger, dated as of June 27, 2000, by and among Mattson Technology, Inc., a Delaware corporation, M2C Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Mattson Technology, Inc., and CFM Technologies, Inc., a Pennsylvania corporation, is incorporated by reference to Exhibit 2 to the Company's Form 425 filed with the Securities and Exchange Commission initially on July 6, 2000 (File No. 000-24838)

       5  Opinion re legality

    23.1  Consent of Counsel (included in Exhibit 5)

    23.2  Consent of Arthur Andersen LLP

      24 Power of Attorney (included in signature pages to this registration statement)